     As filed with the Securities and Exchange Commission on August 20, 1999
                           Registration Number 333-___

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                                   54-0856778
(State or Other Jurisdiction                               (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                                4050 Legato Road
                             Fairfax, Virginia 22033
                    (Address of Principal Executive Offices)

                           ---------------------------

                    AMERICAN MANAGEMENT SYSTEMS, INCORPORATED
                  1996 AMENDED STOCK OPTION PLAN F, AS AMENDED
                            (Full Title of the Plan)

                           ---------------------------

                                 Paul A. Brands
                      Chairman and Chief Executive Officer
                    American Management Systems, Incorporated
                                4000 Legato Road
                             Fairfax, Virginia 22033
                     (Name and Address of Agent for Service)
                                 (703) 267-8000
          (Telephone Number, Including Area Code, of Agent for Service)
                                   Copies to:
                              Denise R. Brown, Esq.
                                  Shaw Pittman
                               2300 N Street, N.W.
                             Washington, D.C. 20037

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum      Proposed Maximum
Title of Securities           Amount to be         Offering Price        Aggregate Offering       Amount of
to be Registered              Registered (1)       Per Share (2)         Price (2)                Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock,                 2,000,000 shares       $28.63               $57,260,000.00            $15,918.28
$.01 par value per share
---------------------------------------------------------------------------------------------------------------------

1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under 1996 Amended Stock Option Plan F, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the average of the high and low sales prices of the Registrant's Common Stock on August 12, 1999, as reported by The Nasdaq Stock Market, Inc.

              INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

       This Registration Statement is being filed to register additional shares of the Registrant's Common Stock to be issued under its 1996 Amended Stock Option Plan F, as amended (the "Plan"). Shares of the Registrant's Common Stock to be issued pursuant to the Plan were originally registered pursuant to a registration statement on Form S-8 (File No. 33-08371) (the "Original Registration Statement"). The contents of the Original Registration Statement are hereby incorporated by reference into this Registration Statement to the extent that they present information not otherwise presented herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 102 of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's personal liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, including conduct which could be characterized as negligence or gross negligence. The Delaware General Corporation Law expressly provides, however, that the liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Delaware General Corporation Law further provides that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. Article Ninth of the Registrant's Certificate of Incorporation provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.

       Section 145 of the Delaware General Corporation Law makes provision for the indemnification of directors, officers, employees and agents against expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding arising by reason of the fact that such person is or was a director, officer, employee or agent of the corporation. Article VIII of the Registrant's By-laws provides that the Registrant shall indemnify its directors, officers, employees and agents to the fullest extent permitted by applicable law.

       The Registrant carries insurance that purports to insure its officers and directors against certain liabilities incurred by them in the discharge of their official functions.

       The Registrant has entered into indemnification agreements with each of its directors. The indemnification agreements require, among other things, that the


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Registrant indemnify such directors to the fullest extent permitted by law and advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

ITEM 8. EXHIBITS.

       The following exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-K:

       4.1 Second Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's 1995 Annual Report on Form 10-K).

       4.2 Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

       4.3 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 2 to the Registrant's Form 8-A filed on August 4, 1998).

       4.4 By-laws of the Registrant, as amended and restated February 27, 1998 (incorporated by reference to Exhibit 3.2 to the Registrant's 1997 Annual Report on Form 10-K).

       4.5  Specimen Common Stock Certificate (incorporated by reference to
Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997).

       4.6 Rights Agreement dated as of July 31, 1998, between the Registrant and ChaseMellon Shareholder Services L.L.C. as Rights Agent (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A filed on August 4, 1998, including Form of Rights Certificate).

       5    Opinion of Shaw Pittman (including consent) with respect to legality of the Common Stock registered hereunder (filed herewith).

       23.1 Consent of Deloitte & Touche LLP (filed herewith).

       23.2 Consent of PricewaterhouseCoopers LLP (filed herewith).


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City or Fairfax, and the Commonwealth of Virginia, as of this 16th day of August, 1999.


                                 AMERICAN MANAGEMENT SYSTEMS,
                                   INCORPORATED

                                 a Delaware corporation
                                 (Registrant)

                                 By:  /s/ Paul A. Brands
                                      ------------------------------------
                                      Paul A. Brands
                                      Chairman and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                 Title                           Date
             ---------                                 -----                           ----


/s/ Paul A. Brands                         Chairman and Chief Executive
----------------------------------                   Officer                          8/16/99
Paul A. Brands                             (Principal Executive Officer)


/s/ Ronald L. Schillereff                  Treasurer and Chief Financial
----------------------------------                    Officer
Ronald L. Schillereff                      (Principal Financial Officer)              8/16/99


/s/ Nancy M. Yurek                                   Controller
----------------------------------         (Principal Accounting Officer)             8/16/99
Nancy M. Yurek


/s/ Daniel J. Altobello                               Director                        8/16/99
----------------------------------
Daniel J. Altobello


/s/ Paul A. Brands                                    Director                        8/16/99
----------------------------------
Paul A. Brands


/s/ James J. Forese                                   Director                        8/16/99
----------------------------------
James J. Forese


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
                Signature                              Title                            Date
                ---------                              -----                            ----


/s/ Patrick W. Gross                                  Director                        8/16/99
----------------------------------
Patrick W. Gross


/s/ Dorothy Leonard                                   Director                        8/16/99
----------------------------------
Dorothy Leonard


/s/ W. Walker Lewis                                   Director                        8/16/99
----------------------------------
W. Walker Lewis


/s/ Frederic V. Malek                                 Director                        8/16/99
----------------------------------
Frederic V. Malek


/s/ Frank A. Nicolai                                  Director                        8/16/99
----------------------------------
Frank A. Nicolai


/s/ Alan G. Spoon                                     Director                        8/16/99
----------------------------------
Alan G. Spoon


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                                  EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

4.1*                 Second Restated Certificate of Incorporation of the
                     Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's 1995 Annual Report on Form 10-K).

4.2*                 Certificate of Amendment of Second Restated Certificate of
                     Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant's Quarterly Report on Form
                     10-Q for the quarter ended June 30, 1999).

4.3*                 Certificate of Designation of Series A Junior Participating
                     Preferred Stock (incorporated herein by reference to Exhibit 2 to the Registrant's Form 8-A filed on August 4,
                     1998).

4.4*                 By-laws of the Registrant, as amended and restated February
                     27, 1998 (incorporated by reference to Exhibit 3.2 to the Registrant's 1997 Annual Report on Form 10-K).

4.5* Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly
                     Report on Form 10-Q for the quarter ended March 31, 1997).

4.6*                 Rights Agreement dated as of July 31, 1998, between the
                     Registrant and ChaseMellon Shareholder Services L.L.C. as
                     Rights Agent (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A filed on August 4, 1998, including Form of Rights Certificate).

5 Opinion of Shaw Pittman (including consent) with respect to legality


23.1                 Consent of Deloitte & Touche LLP

23.2                 Consent of PricewaterhouseCoopers LLP


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*Previously filed.


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